Exhibit 99.1

ION and BGP Announce Joint Venture for Land Seismic Equipment
ION to Receive $175 Million Capital Infusion from BGP
Majority of ION Debt to be Repaid or Refinanced at Closing
HOUSTON (USA) and BEIJING (China) — October 23, 2009 — ION Geophysical Corporation (NYSE:IO) and BGP Inc., a world-leading geophysical company, today announced that they have signed a term sheet to create a joint venture that will provide land seismic products worldwide. The joint venture will align ION’s innovative land equipment business with BGP’s own expertise and experience in land seismic operations to create a new enterprise with the resources, technology and experience required to provide state-of-the-art products and services on a global basis.
ION will significantly enhance its financial position through total cash proceeds of $175 million from BGP. BGP will receive a 51 percent interest in the joint venture and an approximate 16.66 percent interest in ION. Prior to the joint venture closing, ION will also receive up to $40 million of bridge financing arranged by BGP. At the transaction’s closing, ION will refinance and reduce its long-term debt, and receive an expanded replacement revolving line of credit. Overall, after closing ION expects to have over $100 million in liquidity from cash and spare capacity on its revolving line of credit.
Bob Peebler, ION’s CEO, commented, “Our Board of Directors and senior leadership team are delighted to be forging this transformative partnership with BGP. ION and BGP have been doing business together for more than two decades, with each company contributing to the other’s growth and success. This transaction will create not only a new global leader in land seismic equipment capable of seizing high-value opportunities in the fastest-growing geophysical markets, but also a financially stronger ION through a significant de-leveraging of the company.”
Mr. Wang Tiejun, President of BGP, added, “As an ION customer for many years, BGP has always been impressed with ION’s vision and products, which have proven to be capable of improving the operational efficiency and the safety and environmental effectiveness of land seismic acquisition. By joining forces through our planned joint venture, we believe we can combine BGP’s operational knowledge and experience, and emerging land seismic product portfolio, with ION’s innovative products and culture to become the leading land seismic technology company of the 21st century. It is the intention of both ION and BGP that our joint venture will provide products and field support services to all land seismic contractors around the world, not just to BGP. The sale of products and the provision of field-support services to both in-house BGP crews and third party land seismic contractors is a proven industry model that will benefit the broader land contractor community and the hundreds of seismic crews that operate around the world.”

The transaction is subject to the completion of regulatory reviews and receipt of applicable approvals in the United States and the People’s Republic of China, which are expected to be completed by the first quarter of 2010. Prior to closing, ION and BGP will file a joint voluntary notice of the transaction for review by the Committee on Foreign Investment in the United States (CFIUS), a government inter-agency committee chaired by the Secretary of the Treasury.
The term sheet has been unanimously approved by BGP and by ION’s Board of Directors and is not subject to approval by ION’s shareholders. ION’s current bank group has amended ION’s credit facility to the extent necessary to allow the transactions to proceed.
Key Aspects of the Joint Venture
•	ION will contribute its Land Imaging Systems assets and intellectual property to the joint venture, including its ARAM, Aries®, Scorpion®, and FireFly® product lines as well as its VectorSeis® land sensor and vibroseis businesses, but excluding ION’s Sensor geophone business. All other ION businesses — including ION’s Marine Imaging Systems, Concept Systems, Data Management Solutions, GXT Imaging Solutions, Integrated Seismic Solutions (ISS), and BasinSPAN™ seismic data libraries — will be retained by ION and will not become part of the land joint venture.

•	BGP will contribute land seismic equipment assets and intellectual property to the joint venture, including an innovative land recording system currently under development, its vibroseis business, and various complementary land seismic equipment businesses. BGP’s geophone business, including associated BGP geophone joint ventures with other parties, will be excluded.

•	The joint venture will be 51% owned by BGP and 49% owned by ION. The joint venture will be governed by a board of directors consisting of representatives from both owners. The joint venture’s board will appoint management, approve strategic and operating plans, and govern the direction and performance of the company.

•	After taking into account the value of tangible and intangible assets contributed to the joint venture by both parties, BGP’s cash investment to be paid to ION with respect to the joint venture will be $108.5 million.
Overview of Impact on ION Equity and Debt
•	At the joint venture closing, ION will issue a total of approximately 23.8 million shares of its common stock to BGP, after which BGP will own approximately 16.66% of the outstanding common stock of ION. Cash proceeds to ION from the stock sale will be approximately $66.6 million. After the closing, ION will appoint a designee of BGP to its Board of Directors to serve with the current nine members of ION’s Board.

•	ION will receive up to $40 million in the form of bridge financing arranged by BGP prior to the joint venture closing. If ION has drawn the entire $40 million in bridge financing, the outstanding bridge financing amount will convert into approximately 14.3 million shares of ION common stock and will be credited against the approximately 23.8 million shares of ION stock to be issued to BGP at the transaction closing.

•	BGP has arranged for $106.3 million of ION’s outstanding long-term debt to be refinanced at the joint venture closing.

•	ION will use a portion of the proceeds from the transaction to pay off and retire $98 million outstanding under its current revolving line of credit and $35 million owed from its acquisition of ARAM in September 2008.

•	ION will receive a new $100 million revolving credit facility at the joint venture closing.
Potential Benefits of Combining Forces in Land Seismic Equipment
•	The joint venture will provide ION with preferred access to the world’s largest land seismic contractor, currently operating 110 seismic crews around the world.

•	The combination of assets and operations within the joint venture will provide opportunities for improved economies of scope and scale, along with enhanced efficiencies across the venture’s supply chain, enabling the joint venture to deliver products in a more timely manner and at an overall lower cost to its customers.

•	The transaction will combine ION’s strengths in innovative land equipment with BGP’s emerging geophysical product portfolio and expertise in operating land seismic acquisition crews, allowing new joint venture products to be designed and field-tested for reliability, quality, and productivity to the benefit of all customers.

•	The joint venture will align the land equipment technology assets and expertise of both companies to enable the joint venture engineering teams to develop innovative, market-leading land recording systems, 3C (full-wave) sensors, and vibroseis products.
Evercore Partners served as ION’s financial advisor on the transaction, while Goldman Sachs (Asia) L.L.C. and Morgan Stanley Asia Limited advised BGP.

About ION
ION Geophysical Corporation is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and enable seismic contractors to acquire geophysical data more efficiently. Additional information about ION is available at www.iongeo.com.
About BGP
BGP is one of the world’s leading geophysical service contractors. Services include 2-D, 3-D, 3-component, 4-D seismic and 3-D VSP commonly used to fill clients’ requirements. BGP also supports non-seismic activities including gravity, magnetic, electromagnetic and geo-chemical surveys. Geological research services are also provided on a regular basis to the energy industry in China and in the world. Additional information about BGP is available at www.bgp.com.cn.
Contacts

ION (Financial community)
Brian Hanson, +1 281.879.3672
Chief Financial Officer
ION (Media affairs)
Chris M. Friedemann, +1 281.879.3690
Senior Vice President — Corporate Marketing
BGP (Media affairs)
Zhu Qiang, +86 312.382.1463
Deputy Chief Economist — BGP International
The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning benefits expected to result from the transactions, future sales and market growth, future liquidity and cash levels, future efficiencies, future product development, number of shares of ION’s common stock to be outstanding in the future, and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risks associated with required regulatory approvals, timing and development of future products and services; risks associated with the economy and the volatile credit environment; risks associated with the integration of businesses; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the risks that sources of capital may not prove adequate for ION; and technological and marketplace changes affecting product lines. Additional risk factors, which could affect actual results, are disclosed by ION from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q.
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